As filed with the Securities and Exchange Commission on July 12, 2007
Registration No. 333-________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Beneficial Mutual Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	6035	56-2480744
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

510 Walnut Street, 19th Floor
Philadelphia, Pennsylvania 19106
(215) 864-6000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Gerard P. Cuddy
President and Chief Executive Officer
Beneficial Mutual Bancorp, Inc.
510 Walnut Street, 19th Floor
Philadelphia, Pennsylvania 19106
(215) 864-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gary R. Bronstein, Esquire
Lori M. Beresford, Esquire
Muldoon Murphy & Aguggia LLP
5101 Wisconsin Avenue, NW
Washington, DC 20016
(202) 362-0840

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☒ 333-141289

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock $.01 par value	31,850 (1)	$10.00	$318,500	$9.77

(1)
Represents only the additional number of shares being registered. Does not include shares registered pursuant to Registration Statement No. 333-141289 as to which a registration fee was previously paid.

(2)	Estimated solely for the purpose of calculating the registration fee.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

PART I

EXPLANATORY NOTE

In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form S-1, File No. 333-141289, filed by Beneficial Mutual Bancorp, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on March 14, 2007, and as amended on April 30, 2007 and May 14, 2007, including the exhibits thereto, and declared effective by the Commission on May 14, 2007, are hereby incorporated by reference into this Registration Statement. This Registration Statement is being filed with respect to the registration of an additional 31,850 shares of the Registrant’s common stock, par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act.  These shares will be issued as merger consideration to FMS Financial Corporation shareholders in connection with the acquisition of FMS Financial Corporation by the Registrant.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules

All exhibits and financial statement schedules filed with or incorporated by reference into the Registration Statement on Form S-1, File No. 333-141289, are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Muldoon Murphy & Aguggia LLP
23.1	Consent of Muldoon Murphy & Aguggia LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Grant Thornton LLP
23.4	Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on July 12, 2007.

Beneficial Mutual Bancorp, Inc. By: /s/ Gerard P. Cuddy Gerard P. Cuddy President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gerard P. Cuddy	President, Chief Executive Officer	July 12, 2007
Gerard P. Cuddy	and Director (principal executive officer)

/s/ Joseph F. Conners	Chief Financial Officer	July 12, 2007
Joseph F. Conners	(principal accounting and financial officer)

/s/ R. Joseph Barnes, Jr.	Director	July 12, 2007
R. Joseph Barnes, Jr.

/s/ Edward G. Boehne	Director	July 12, 2007
Edward G. Boehne

/s/ Frank A. Farnesi	Director	July 12, 2007
Frank A. Farnesi

/s/ Elizabeth H. Gemmill	Director	July 12, 2007
Elizabeth H. Gemmill

/s/ Thomas F. Hayes	Director	July 12, 2007
Thomas F. Hayes

Director
Paul M. Henkels

Director
William J. Henrich, Jr.

/s/ Charles Kahn, Jr.	Director	July 12, 2007
Charles Kahn, Jr.

/s/ Thomas J. Lewis	Director	July 12, 2007
Thomas J. Lewis

/s/ Joseph J. McLaughlin	Director	July 12, 2007
Joseph J. McLaughlin

/s/ Michael J. Morris	Director	July 12, 2007
Michael J. Morris

/s/ George W. Nise	Director	July 12, 2007
George W. Nise

Director
Donald F. O’Neill